10f-3 REPORT
SMITH BARNEY ARIZONA MUNICIPALS FUND
June 1, 1998 through August 31, 1998

			Trade						Purchase	% of
Issuer			Date	Selling Dealer 		Amount
	Price		Issue
Phoenix Civic Airport	8/6/98	Bear Stearns		$3,000,000	$97.54
	5.54%
5.00% due 7/1/2025

Maricopa IDA		8/13/98	Shattuck Hammond	 2,000,000	 100.00
	3.48
5.25% due 11/15/2037